Exhibit 99.1
For Further Information Contact
Eddie Northen (404) 888-2242

FOR IMMEDIATE RELEASE

ROLLINS, INC. SCHEDULES DATE FOR RELEASE OF SECOND QUARTER 2018 RESULTS

ATLANTA, GA - July 6, 2018 - Rollins, Inc. (NYSE: ROL), a premier global consumer and commercial services company, today announced that it will release its unaudited second quarter financial results for the period ended June 30, 2018 on Wednesday, July 25, 2018. In conjunction with its release, the Company will host a conference call to review the Company’s financial and operating results on Wednesday, July 25, 2018 at 10:00 a.m. Eastern Time.
Individuals wishing to participate in the conference call should call 1-877-260-1479 (domestic) or 1-334-323-0522 (internationally). For interested individuals unable to join the call, a replay will be available until Wednesday, August 1, 2018 by dialing 1-888-203-1112 (domestic) or 1-719-457-0820 (internationally), passcode 3402261. The conference call will also broadcast live over the Internet and can be accessed by all interested parties via a link provided on the Rollins, Inc. website at www.rollins.com.
Rollins, Inc. is a premier global consumer and commercial services company. Through its wholly owned subsidiaries, Orkin LLC., HomeTeam Pest Defense, Orkin Canada, Western Pest Services, Northwest Exterminating, Critter Control, Inc., The Industrial Fumigant Company, Trutech LLC., Rollins Australia, Waltham Services LLC., OPC Pest Services, PermaTreat, Aardwolf Pestkare, Rollins UK, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in the United States, Canada, Central America, South America, the Caribbean, the Middle East, Asia, the Mediterranean, Europe, Africa, Mexico, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.westernpest.com, www.callnorthwest.com, www.orkincanada.ca, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.allpest.com.au, www.orkinau.com, www.walthamservices.com, www.opcpest.com, www.permatreat.com, www.cranepestcontrol.com, www.murraypestcontrol.com.au, www.statewidepestcontrol.com.au, www.safeguardpestcontrol.co.uk, www.aardwolfpestkare.com, and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.